UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2017

Old National Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 464-1294

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 8.01 Other Events.

On December 22, 2017, President Donald Trump signed into law "H.R.1", formerly known as the "Tax Cuts and Jobs Act", which among other items reduces the federal corporate tax rate to 21% effective January 1, 2018. As a result, Old National Bancorp (the "Company") has concluded that this will cause the Company’s deferred tax assets to be revalued. The Company’s deferred tax assets represent a decrease in corporate taxes expected to be paid in the future. The Company performed an analysis to determine the impact of the revaluation of the deferred tax asset using its September 30, 2017 balance of $138.0 million and included an estimate of the impact from the recently acquired Anchor Bancorp, Inc.’s ("Anchor") deferred tax position. It is estimated that the value of the deferred tax asset will be reduced by approximately $41 million (including the impact of Anchor), less the amount of tax deferral utilized in the fourth quarter. Under this methodology, the estimated fourth quarter earnings impact would be approximately ($0.28) per share and the estimated tangible book value impact would be approximately ($0.27) per share based on estimated fourth quarter weighted average diluted shares of approximately 147 million and total shares outstanding of approximately 152 million at year end.

The Company’s revaluation of its deferred tax asset is subject to further clarifications of the new law that cannot be estimated at this time. As such, the Company is unable to make a final determination of the impact on the quarterly and year to date earnings for the period ending December 31, 2017 at this time. The Company does not anticipate future cash expenditures as a result of the reduction to the deferred tax asset.

To the extent required, the Company may file one or more amendments to this Current Report.

Forward-Looking Statement

This Current Report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of the Company’s financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed merger with Anchor might not be realized within the expected timeframes and costs or difficulties relating to integration matters might be greater than expected; market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of Old National to execute its business plan (including integrating the Old National and Anchor businesses); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; disruptive technologies in payment systems and other services traditionally provided by banks; computer hacking and other cybersecurity threats; other matters discussed in this document and other factors identified in our Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this Current Report, and Old National does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

December 22, 2017	By:	/s/ James C. Ryan, III

Name: James C. Ryan, III
Title: Senior Executive Vice President, Chief Financial Officer